Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Thomas M. Hagerty

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 18, 2020

Designated Filer:	Thomas M. Hagerty

Signature:

/s/ Thomas M. Hagerty
Thomas M. Hagerty

Dated: February 20, 2020

Exhibit 99.2

Joint Filer Information

Name of Joint Filer:	Gnaneshwar B. Rao

Address of Joint Filer:	c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	February 18, 2020

Designated Filer:	Thomas M. Hagerty

Signature:

/s/ Gnaneshwar B. Rao
Gnaneshwar B. Rao

Dated: February 20, 2020